UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Monroe Capital Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MONROE CAPITAL CORPORATION

URGENT: YOUR RESPONSE IS CRITICAL

Dear Stockholder:

An important and time-sensitive matter pertaining to your investment in Monroe capital Corporation requires your input. Our efforts to reach you by mail, email, and phone have been unsuccessful so far.

To secure your input, Broadridge Financial Solutions has been engaged by Monroe Capital Corporation. Please call Broadridge right away. You can call them toll-free at 1-833-501-4817 on any weekday between 9:00 a.m. to 10:00 p.m. Eastern Time.

It will take only a minute of your time to resolve this matter.

Thank you for you for attending to this request. We truly appreciate your investment in the Monroe Capital Corporation.

Sincerely,

Brandon VanManen

Vice President

Broadridge Financial Solutions